UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006
QLT Inc.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5
(604) 707-7000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events
EXHIBIT INDEX
SIGNATURE
Item 8.01. Other Events
          On November 7, 2006, QLT Inc. issued a press release announcing positive results of a Phase IV clinical trial of Aczone™ in more than 50 patients with G6PD deficiency that was performed to meet a post-approval commitment requested by the FDA. The purpose of this study was to gather more information about the safety of Aczone, a prescription topical medicine, in treating patients with acne who have certain blood disorders.
          During a 6-month period, patients were treated with both Aczone and the Aczone-vehicle (control group) in a cross-over design. An initial analysis of the data was undertaken by third party clinical experts in dermatology and hematology and they have concluded that no clinically meaningful changes in safety-related parameters were observed in the trial. QLT USA intends to submit a label revision supplement to the FDA during the first quarter of 2007. A decision by the FDA on the label review is expected to take approximately 10 months.
          The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by QLT Inc. on November 7, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 8, 2006

QLT INC.

By:	/s/ Cameron Nelson

Name:	Cameron Nelson
Title:	Vice President and Chief Financial Officer